                  CERTIFICATE OF INCORPORATION WITH RESPECT TO
                              Sinergia Andaluza, SL

The underdesigned, Cesar Rodriguez,  attorney-at-law,  officiating under Spanish
Bar Association, declares that:

1.- Sinergia Andaluza,  SL hereinafter referred to as: "The Company"-is a closed company with limited  liability,  organised under the laws of Spain,  having its registered  office at Avenida Madrid 1, 1°of  Granada (Spain) and having its offices at the same place,  and being  registered in the Mercantile  Register of
Granada.

2.- According to the registration of the aforementioned Mercantile Register, the
Articles  of  Association  of the  Company  have  not  been  amended  since  the incorporation at civil law notary on 26 October 2000-

3.- According to those Articles of  Association  of the Company,  the purpose of the Company is the promotion, construction,  installation and development of any activity related to energy production,  specially through Wind Farms. The listed
activities  can  be  developed   indirectly,   totally  or  partially,   through
participation in other companies with analogous or identical object.

4.- The company can participate in, manage and finance these enterprises.

5.- According to the registration of the aforementioned Mercantile Register, the directors of the Company are:

1.   CINERGY  RENOVABLES  IBERICAS,  S.A. through its legal  representative,  D.
     DEREK JOHN SPENCER,  adult of age,  British,  passport number 003980793 and
     Spanish ID number X-2159330-K,  with domicile in Paseo de la Castellana 23,
     2°, Madrid.
2.   Dª.  MARIA DEL CARMEN GARCIA ARGUELLES,  adult of age,  Spanish,  with domicile  in Paseo de la  Castellana,  23,  2°,  Madrid and  Spanish ID
     number 10.874.842-M.
3.   INVERSIONES  PROGRANADA,  S.L.  whose  representative  is D. Isidro  Losada
     Reinoso, adult of age, Spanish, with profesional domicile in Granada.
4.   INVERSUR ENERGIA, S.L. whose representative is D. Rafael Perez-Pire Garcia, adult of age, Spanish,  with professional domicile in Avenida de Madrid, 1,
     1°of Granada.
5.   D. Rafael  Perez-Pire  Angulo,  adult of age,  Spanish,  with  professional domicile in Avenida de Madrid, 1, 1°of Granada.

Signed in Madrid on 10 April 2001
Fdo. Cesar Rodriguez Gonzalez
Oviedo Bar Association (Spain), N°3.133